Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Amendment No. 2, dated November 9, 2015, to the Schedule 13D with respect to the common stock, par value $2.00 per share, of Eastern Virginia Bankshares, Inc., a Virginia Corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 9, 2015

CASTLE CREEK CAPITAL PARTNERS IV, LP

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	Managing Principal

CASTLE CREEK CAPITAL IV, LLC

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	Managing Principal

JOHN M. EGGEMEYER III

By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III

J. MIKESELL THOMAS

By:	/s/ Mike Thomas
Name:	Mike Thomas

MARK G. MERLO

By:	/s/ Mark Merlo
Name:	Mark Merlo

JOHN T. PIETRZAK

By:	/s/ John T. Pietrzak
Name:	John T. Pietrzak

SIGNATURE PAGE TO JOINT FILING AGREEMENT (EASTERN VIRGINIA BANKSHARES, INC.)